Amended and Restated

                    Trust Agreement for PSEG Funding Trust I

                                      among

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                                 (as Depositor)

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                              (as Property Trustee)

                  WACHOVIA TRUST COMPANY, NATIONAL ASSOCIATION

                              (as Delaware Trustee)

                                       and

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                                   Dated as of

                               September 10, 2002

                              CROSS REFERENCE TABLE

Trust Indenture                                                      Section of
  Act Section                                                        Declaration

ss.310(a)(1)................................................................7.07
       (a)(2)...............................................................7.07
       (a)(3)...............................................................7.09
       (a)(4)........................................................2.07(a)(ii)
       (b)..................................................................7.08
ss.311(a)...................................................................7.13
       (b)..................................................................7.13
ss.312(a)...................................................................5.07
       (b)..................................................................5.07
       (c)..................................................................5.07
ss.313(a)...................................................................7.14
       (b)..................................................................7.14
       (c)..................................................................7.14
       (d)..................................................................7.14
ss.314(a)...................................................................7.15
       (b)........................................................Not Applicable
       (c)(1).........................................................7.16, 7.17
       (c)(2).........................................................7.16, 7.17
       (c)(3).....................................................Not Applicable
       (d)........................................................Not Applicable
       (e)................................................................. 7.17
ss.315(a).......................................................7.01(a), 7.03(a)
       (b)...........................................................7.02, 10.08
       (c)...............................................................7.01(a)
       (d)............................................................7.01, 7.03
       (e)........................................................Not Applicable
ss.316(a).........................................................Not Applicable
       (a)(1)(A)..................................................Not Applicable
       (a)(1)(B)..................................................Not Applicable
       (a)(2).....................................................Not Applicable
       (b)........................................................Not Applicable
       (c)........................................................Not Applicable
ss.317(a)(1)......................................................Not Applicable
       (a)(2).....................................................Not Applicable
       (b)..................................................................5.09
ss.318(a)..................................................................10.10

----------

      Note: This reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Declaration.

                                    ARTICLE I
                                  Defined Terms


Section 1.01.   Definitions.........................................................1

                                   ARTICLE II
                            Continuation of the Trust

Section 2.01.   Name...............................................................14
Section 2.02.   Office of the Delaware Trustee; Principal Place of Business........14
Section 2.03.   Initial Contribution of Trust Property; Expenses of the Trust......15
Section 2.04.   Issuance of the Trust Securities...................................15
Section 2.05.   Purchase of Notes..................................................16
Section 2.06.   Declaration of Trust...............................................16
Section 2.07.   Authorization to Enter into Certain Transactions...................16
Section 2.08.   Assets of Trust....................................................20
Section 2.09.   Title to Trust Property............................................20

                                   ARTICLE III
                                 Payment Account

Section 3.01.   Payment Account....................................................20

                                   ARTICLE IV
                            Distributions; Redemption

Section 4.01.   Distributions......................................................21
Section 4.02.   Redemption.........................................................23
Section 4.03.   Subordination of Common Securities.................................25
Section 4.04.   Payment Procedures.................................................26
Section 4.05.   Tax Returns and Reports............................................26
Section 4.06.   Payments under Indenture...........................................26

                                    ARTICLE V
                          Trust Securities Certificates

Section 5.01.   Initial Ownership..................................................26
Section 5.02.   The Trust Securities Certificates..................................26
Section 5.03.   Delivery of Trust Securities Certificates..........................27
Section 5.04.   Registration of Transfer and Exchange of Preferred Securities
                Certificates; Common Securities Certificates.......................27
Section 5.05.   Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.28
Section 5.06.   Persons Deemed Securityholders.....................................28
Section 5.07.   Access to List of Securityholders' Names and Addresses.............29
Section 5.08.   Maintenance of Office or Agency....................................29
Section 5.09.   Appointment of Paying Agent........................................29
Section 5.10.   Preferred Securities Certificates; Common Securities Certificate...30
Section 5.11.   Definitive Preferred Securities Certificates.......................30
Section 5.12.   Rights of Securityholders..........................................31

Section 5.13.   Initial Remarketing................................................31
Section 5.14.   Secondary Remarketing..............................................33
Section 5.15.   Option to Put Preferred Securities upon Failed Secondary
                Remarketing........................................................36


                                   ARTICLE VI
                    Acts of Securityholders; Meetings; Voting

Section 6.01.   Limitations on Voting Rights.......................................36
Section 6.02.   Notice of Meetings.................................................37
Section 6.03.   Meetings of Holders of the Preferred Securities....................37
Section 6.04.   Voting Rights......................................................38
Section 6.05.   Proxies, etc.......................................................38
Section 6.06.   Securityholder Action by Written Consent...........................38
Section 6.07.   Record Date for Voting and Other Purposes..........................38
Section 6.08.   Acts of Securityholders............................................38
Section 6.09.   Inspection of Records..............................................39

                                   ARTICLE VII
                                  The Trustees

Section 7.01.   Certain Duties and Responsibilities................................39
Section 7.02.   Notice of Defaults; Direct Action by Securityholders...............40
Section 7.03.   Certain Rights of Property Trustee.................................41
Section 7.04.   Not Responsible for Recitals or Issuance of Securities.............42
Section 7.05.   May Hold Securities................................................42
Section 7.06.   Compensation; Indemnity; Fees......................................43
Section 7.07.   Corporate Property Trustee Required; Eligibility of Trustees.......43
Section 7.08.   Conflicting Interests..............................................44
Section 7.09.   Co-Trustees and Separate Trustee...................................44
Section 7.10.   Resignation and Removal; Appointment of Successor..................45
Section 7.11.   Acceptance of Appointment by Successor.............................46
Section 7.12.   Merger, Conversion, Consolidation or Succession to Business........47
Section 7.13.   Preferential Collection of Claims Against Depositor or Trust.......47
Section 7.14.   Reports by Property Trustee........................................47
Section 7.15.   Reports to the Property Trustee....................................48
Section 7.16.   Evidence of Compliance with Conditions Precedent...................48
Section 7.17.   Statements Required in Officers' Certificate and
                Opinion of Counsel.................................................48
Section 7.18.   Number of Trustees.................................................48
Section 7.19.   Delegation of Power................................................49
Section 7.20.   Voting.............................................................49

                                  ARTICLE VIII
                           Dissolution and Liquidation

Section 8.01.   Dissolution Upon Expiration Date...................................49
Section 8.02.   Early Termination..................................................49
Section 8.03.   Termination........................................................50
Section 8.04.   Winding Up.........................................................50

                                   ARTICLE IX
                                  Mergers, Etc.

Section 9.01.   Mergers, Consolidations, Amalgamations or Replacements
                of the Trust.......................................................51

                                    ARTICLE X
                            Miscellaneous Provisions

Section 10.01.  Limitation of Rights of Securityholders............................52
Section 10.02.  Amendment..........................................................52
Section 10.03.  Severability.......................................................53
Section 10.04.  Governing Law......................................................53
Section 10.05.  Payments Due on Non-Business Day...................................54
Section 10.06.  Successors and Assigns.............................................54
Section 10.07.  Headings...........................................................54
Section 10.08.  Reports, Notices and Demands.......................................54
Section 10.09.  Agreement Not to Petition..........................................55
Section 10.10.  Trust Indenture Act; Conflict with Trust Indenture Act.............55
Section 10.11.  Acceptance of Terms of Declaration, Guarantee and
                Indenture..........................................................55

EXHIBIT A Certificate of Trust.....................................................A-1

EXHIBIT B Certificate Evidencing Common Securities.................................B-1

EXHIBIT C Certificate Evidencing Preferred Securities..............................C-1

      AMENDED AND RESTATED TRUST AGREEMENT of PSEG Funding Trust I (the "Trust"), dated as of September 10, 2002, among (i) Public Service Enterprise Group Incorporated, a New Jersey corporation (the "Depositor"), (ii) Wachovia Bank, National Association (formerly known as First Union National Bank), a banking association organized under the laws of the United States, as trustee (the "Property Trustee"), (iii) Wachovia Trust Company, National Association (formerly known as First Union Trust Company, National Association), a banking association organized under the laws of the United States (the "Delaware Trustee"), (iv) Mark G. Kahrer, Morton A. Plawner and Fred F. Saunders (the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees are referred to collectively as the "Trustees"), and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH:

      WHEREAS, the Depositor, the Delaware Trustee and one of the Administrative Trustees named in the Original Declaration have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into a Trust Agreement, dated as of March 18, 2002 (the "Original Declaration"), and by executing and filing with the Secretary of State of the State of Delaware a Certificate of Trust on March 18, 2002, a form of which is attached hereto as Exhibit A; and

      WHEREAS, the parties hereto desire to amend and restate the Original Declaration in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities, as hereinafter defined, by the Trust to the Depositor, (ii) the issuance and sale of the Preferred Securities, as hereinafter defined, by the Trust pursuant to the Underwriting Agreement, as hereinafter defined, and (iii) the acquisition by the Trust from the Depositor of the Notes, as hereinafter defined.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders, as hereinafter defined, hereby amends and restates the Original Declaration in its entirety and agrees as follows:

                                    ARTICLE I
                                  Defined Terms

      Section 1.01. Definitions. For all purposes of this Declaration, except as otherwise expressly provided or unless the context otherwise requires:

      (a) each term defined in this Article I has the meaning assigned to it in this Article I and includes the plural as well as the singular;

      (b) each of the other terms used herein that is defined in the Trust Indenture Act, either directly or by reference therein, has the meaning assigned to it therein;

      (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Declaration; and

      (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Declaration as a whole and not to any particular Article, Section or other subdivision.

      "1940 Act" means the Investment Company Act of 1940, as amended.

      "Act" has the meaning specified in Section 6.08.

      "Administrative Trustee" means each individual identified as an "Administrative Trustee" in the preamble to this Declaration, solely in his/her capacity as Administrative Trustee of the Trust and not in his/her individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Ownership Interest" means, with respect to a Corporate Unit that includes the Treasury Portfolio, (A) a 5% undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures on or prior to November 15, 2005, and (B) for each scheduled Distribution Date on the Preferred Securities that occurs after the Tax Event Redemption Date or, in the event that the Preferred Securities are successfully remarketed on the Initial Remarketing Date, after the Initial Reset Date and on or prior to November 16, 2005, an undivided beneficial ownership interest in a $1,000 face amount of a principal or interest strip in a U.S. treasury security included in such Treasury Portfolio that matures prior to such date in an aggregate amount equal to the Distribution on a Preferred Security that would have been due on such Distribution Date assuming (1) no reset of the Distribution rate on the Preferred Securities on the Reset Effective Date, and (2) in the case of the Treasury Portfolio to be purchased on the Initial Reset Date, that if a Distribution is payable on the Preferred Securities on the Initial Reset Date, that the Distribution payable on the next following Distribution Date on the Preferred Securities includes only Distributions accumulated from and including the Initial Reset Date to but excluding such Distribution Date.

      "Applicable Principal Amount" means either

      (A) in connection with a Tax Event Redemption Date that occurs prior to

            (1)   the Initial Reset Date, or

            (2) in the event of a Failed Initial Remarketing, the Purchase Contract Settlement Date,
      the aggregate principal amount of the Notes corresponding to the aggregate Liquidation Amount of the Preferred Securities that are components of the Corporate Units on the Tax Event Redemption Date, or

      (B) in connection with a Tax Event Redemption Date that occurs on or after

            (1)   the Initial Reset Date or

            (2) in the event of a Failed Initial Remarketing Date, the Purchase Contract Settlement Date,

     the aggregate principal amount of the Notes corresponding to the aggregate Liquidation Amount of the Preferred Securities Outstanding on such Tax Event Redemption Date.

      "Appropriate Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to mandatory redemption of the Preferred Securities, as agreed upon by the Notes Issuer and the Reset Agent. The rate for the Appropriate Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the Initial Remarketing Date in the Telerate system (or if the Telerate system is (a) no longer available on the Initial Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Notes Issuer), no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Notes Issuer) is appropriate). If such rate is not so displayed, the rate for the Appropriate Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Appropriate Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Initial Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Notes Issuer) (which may include the Reset Agent or an Affiliate thereof).

      "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following events:

      (a)   Such Person, pursuant to or within the meaning of any Bankruptcy
            Law:

            (i)   commences a voluntary case or proceeding;

            (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

            (iii) consents to the appointment of a Custodian, as hereinafter defined, of it or for all or substantially all of its property, and such Custodian is not discharged within 60 days;

            (iv)  makes a general assignment for the benefit of its creditors;
                  or

            (v) admits in writing its inability to pay its debts generally as they become due; or

      (e) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against such Person in an involuntary case or proceeding;

            (ii) appoints a Custodian of such Person for all or substantially all of its properties;

            (iii) orders the liquidation of such Person;

            (iv) and in each case the order or decree remains unstayed and in effect for 60 days.

      "Bankruptcy Laws" means Title 11 of the United States Code, or similar federal or state law for the relief of debtors.

      "Board Resolution" means (i) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a committee established thereby and to be in full force and effect on the date of such certification or (ii) a certificate signed by the authorized officer or officers of the Depositor to whom the Depositor's Board of Directors or a committee established thereby has delegated its authority, and in each case, delivered to the Trustees.

      "Book-Entry Preferred Securities Certificates" means certificates representing Preferred Securities issued in global, fully registered form with the Clearing Agency as described in Section 5.10.

      "Business Day" means any day other than a Saturday or Sunday, or any other day on which banking institutions in The City of New York are permitted or required by any applicable law to close.

      "Cash Settlement" has the meaning specified in the Purchase Contract Agreement.

      "Certificate Depository Agreement" means the agreement among the Trust, the Property Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of or prior to the Closing Date, relating to the Book-Entry Preferred Securities Certificates, as the same may be amended and supplemented from time to time.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Depository Trust Company will be the initial Clearing Agency.

      "Clearing Agency Participant" means a member of, or participant in, the Clearing Agency.

      "Closing Date" means the Closing Time as defined in the Underwriting Agreement, which date is also the date of execution and delivery of this Declaration.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral Agent" means The Bank of New York as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Collateral Agent" shall mean the Person who is then the Collateral Agent thereunder.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Declaration such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $50 and having the terms provided therefor in this Declaration, any Annex hereto and the certificate representing such interest, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached hereto as Exhibit B.

      "Common Securities Purchase Agreement" means the Common Securities Purchase Agreement, dated as of September 10, 2002, between the Depositor and the Trust.

      "Corporate Trust Office" means the corporate trust office of the Property Trustee located in the State of New Jersey which at the date hereof is 21 South Street, Morristown, New Jersey 07960.

      "Corporate Unit" has the meaning specified in the Purchase Contract Agreement.

      "Creditor" has the meaning specified in Section 2.03.

      "Custodial Agent" means The Bank of New York as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter "Custodial Agent" shall mean the Person who is then the Custodial Agent thereunder.

      "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

      "Declaration" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

      "Definitive Preferred Securities Certificates" means certificates representing Preferred Securities issued in certificated, fully registered form as described in Sections 5.10 and 5.11.

      "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.3801, et seq., as it may be amended from time to time.

      "Delaware Trustee" means the entity identified as the "Delaware Trustee" in the preamble to this Declaration solely in its capacity as Delaware Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

      "Depositor" has the meaning specified in the preamble to this Declaration.

      "Distribution Date" has the meaning specified in Section 4.01(a).

      "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

      "Event of Default" means the occurrence of a Note Event of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

      "Expiration Date" has the meaning specified in Section 8.01.

      "Extension Period" means the period or periods in which pursuant to the Indenture payments of interest on the Notes are deferred by extending the interest payment periods thereof.

      "Failed Initial Remarketing" has the meaning specified in Section 5.13.

      "Failed Secondary Remarketing" has the meaning specified in Section 5.14.

      "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor to Wachovia Bank, National Association, a banking association organized under the laws of the United States, as trustee thereunder, contemporaneously with the execution and delivery of this Declaration, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

      "Indenture" means the Indenture, dated as of November 1, 1998, between the Depositor and the Indenture Trustee, as trustee thereunder, as amended by the First Supplemental Indenture, dated as of September 10, 2002, and as further amended or supplemented from time to time.

      "Indenture Trustee" means Wachovia Bank, National Association, a banking association organized under the laws of the United States, in its capacity as trustee under the

Indenture, or any successor thereto, appointed in accordance with the terms and provisions of the Indenture.

      "Initial Remarketing" means the Remarketing of the Preferred Securities on the Initial Remarketing Date.

      "Initial Remarketing Date" means the third Business Day immediately preceding the Initial Reset Date.

      "Initial Reset Date" means any Business Day selected by the Depositor in its sole discretion during the period commencing May 16, 2005 through August 16, 2005 upon not less than eight (8) Business Days' prior written notice to the Remarketing Agent; provided that, in the event that the Depositor does not select an Initial Reset Date, the Initial Reset Date shall be August 16, 2005.

      "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

      "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of Notes to be repaid in accordance with the Indenture and (b) with respect to a distribution of Notes to Holders of Trust Securities in connection with a dissolution of the Trust, Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Trust Securities in exchange for which such Notes are distributed.

      "Liquidation Amount" means the liquidation amount of $50 per Trust
Security.

      "Liquidation Date" means the date on which Notes are to be distributed to Holders of Trust Securities in connection with a dissolution of the Trust pursuant to Section 8.04(a).

      "Liquidation Distribution" has the meaning specified in Section 8.04(d).

      "Notes" mean the series of senior deferrable notes to be issued by the Notes Issuer under the Indenture and to be purchased by the Trust and held by the Property Trustee.

      "Note Event of Default" means an "Event of Default" as defined in the Indenture with respect to the Notes.

      "Notes Issuer" means Public Service Enterprise Group Incorporated or any successor entity under the Indenture in a merger, consolidation, or conveyance, transfer or lease of its properties and assets substantially as an entirety, in its capacity as issuer of the Notes under the Indenture.

      "Notes Purchase Agreement" means the Notes Purchase Agreement, dated as of September 10, 2002, between the Notes Issuer and the Trust.

      "Note Redemption Date" means "Redemption Date" as defined in the Indenture with respect to a Tax Event Redemption.

      "Officers' Certificate" means a certificate signed by two of the following persons: the Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor or an Affiliate of the Depositor and who shall be acceptable to the Property Trustee.

      "Original Declaration" has the meaning specified in the recitals to this Declaration.

      "Outstanding", when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities represented by Trust Securities Certificates theretofore authenticated, executed and delivered under this Declaration, except:

      (a) Trust Securities evidenced by Trust Securities Certificates theretofore cancelled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation or deemed cancelled pursuant to the provisions of this Declaration;

      (b) Trust Securities for whose redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Declaration;

      (c) Trust Securities evidenced by Trust Securities Certificates in exchange for or in lieu of which other Trust Securities Certificates have been authenticated, executed and delivered pursuant to Section 5.05, other than any such Trust Securities Certificates in respect of which there shall have been presented to the Property Trustee proof satisfactory to it that such Trust Securities Certificates are held by a protected purchaser in whose hands the Trust Securities evidenced by such Trust Securities Certificates are valid obligations of the Trust; and

      (d) as provided in Section 8.04(c);

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities which such Trustee actually knows to be so owned shall be so disregarded. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

      "Paying Agent" means the Property Trustee and any co-paying agent appointed pursuant to Section 5.09.

      "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee in its trust department for the benefit of the Securityholders in which all amounts paid to the Property Trustee in respect of the Notes or the Guarantee will be held and from which the Property Trustee or such other Paying Agent shall make payments to the Securityholders in accordance with Article 4.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

      "Pledge Agreement" means the Pledge Agreement, dated as of September 10, 2002, among the Depositor, the Collateral Agent, the Securities Intermediary, the Custodial Agent, and the Purchase Contract Agent.

      "Pledged Preferred Securities" has the meaning specified in the Pledge Agreement.

      "Preferred Security" means a Preferred Security issued by the Trust, and having an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $50 and having terms provided therefor in this Declaration, any Annex hereto and the certificate representing such interest, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Preferred Securities Certificate" means a certificate evidencing ownership of one or more Preferred Securities, substantially in the form attached hereto as Exhibit C.

      "Primary Treasury Dealer" means a primary U.S. government securities dealer in New York City.

      "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Declaration solely in its capacity as Property Trustee of the Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

      "Purchase Contract" shall have the meaning specified in the Purchase Contract Agreement.

      "Purchase Contract Agent" means Wachovia Bank, National Association as Purchase Contract Agent under the Purchase Contract Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of the Purchase Contract Agreement, and thereafter "Purchase Contract Agent" shall mean the Person who is then the Purchase Contract Agent thereunder.

      "Purchase Contract Agreement" means the Purchase Contract Agreement, dated as of September 10, 2002, between Public Service Enterprise Group Incorporated and the Purchase Contract Agent.

      "Purchase Contract Settlement Date" means November 16, 2005.

      "Quotation Agent" means (A) Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successor, provided that if Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor ceases to be a Primary Treasury Dealer, the Depositor shall substitute another Primary Treasury Dealer therefor or (B) any other Primary Treasury Dealer selected by the Depositor.

      "Redemption Amount" means, for each Note, the product of the principal amount of such Note and a fraction, the numerator of which shall be the Treasury Portfolio Purchase Price and the denominator of which shall be the Applicable Principal Amount.

      "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Declaration; it being understood that each Note Redemption Date and the stated maturity date of the Notes shall be a Redemption Date for a Like Amount of Trust Securities.

      "Redemption Price" means the amount for which each Trust Security will be redeemed, which amount will equal the redemption price paid by the Notes Issuer to repay or redeem each Note held by the Trust.

      "Remarketed Securities" means (i) so long as the Trust has not been dissolved in accordance with the terms hereof, the Preferred Securities or (ii) if the Trust has been dissolved in accordance with the terms hereof, the Notes.

      "Remarketing" means the remarketing of the Remarketed Securities by the Remarketing Agent pursuant to the Remarketing Agreement.

      "Remarketing Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated or, if the Remarketing Agent is removed or resigns, any successor remarketing agent selected by the Depositor.

      "Remarketing Agreement" means the Remarketing Agreement, dated as of September 10, 2002, among the Depositor, the Trust, the Remarketing Agent and the Purchase Contract Agent.

      "Remarketing Per Preferred Security Price" means the Treasury Portfolio Purchase Price divided by the number of Preferred Securities held as components of Corporate Units and remarketed in the Initial Remarketing.

      "Reset Agent" has the meaning set forth in the Remarketing Agreement.

      "Reset Announcement Date" means, in the case of the Reset Rate to be determined on the Initial Remarketing Date, the seventh (7th) Business Day immediately preceding the Initial

Reset Date and, in the case of the Reset Rate to be determined on the Secondary Remarketing Date, if any, the seventh (7th) Business Day immediately preceding November 16, 2005.

      "Reset Effective Date" means (i) the Initial Reset Date, in case the Distribution rate is reset on the Initial Remarketing Date, or (ii) the Purchase Contract Settlement Date, in case the Distribution rate is reset on the Secondary Remarketing Date.

      "Reset Rate" means the rate per annum (to be determined by the Reset Agent) equal to the sum of (X) the Reset Spread and (Y) the rate of interest on
(1) in the case of the Reset Rate to be determined on the Initial Remarketing Date, the Appropriate Benchmark Treasury in effect on the Initial Remarketing Date or (2) in the case of the Reset Rate to be determined on the Secondary Remarketing Date, if any, the Two-Year Benchmark Treasury in effect on the Secondary Remarketing Date.

      "Reset Spread" means (a) in the case of the Reset Rate to be determined on the Initial Remarketing Date, a spread amount to be determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the Distribution rate that the Preferred Securities should bear in order for the Preferred Securities and Separate Preferred Securities to be remarketed to have an approximate aggregate market value on the Initial Remarketing Date of 100.25% of the sum of the Treasury Portfolio Purchase Price and the Separate Preferred Securities Purchase Price plus deferred and unpaid Distributions, if any, on such Preferred Securities and (b) in the case of the Reset Rate to be determined on the Secondary Remarketing Date, if any, a spread amount determined by the Reset Agent on the applicable Reset Announcement Date as the appropriate spread so that the Reset Rate will be the Distribution rate that the Preferred Securities should bear in order for the Preferred Securities and Separate Preferred Securities to be remarketed to have an approximate market value on the Secondary Remarketing Date of 100.25% of their aggregate Liquidation Amount plus any deferred and unpaid Distributions, if any, on such Preferred Securities.

      "Responsible Officer" means, when used with respect to the Property Trustee, any vice president, assistant vice president, senior trust officer, trust officer, assistant trust officer or other officer associated with the corporate trust department of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person's knowledge of and familiarity with the particular subject.

      "Secondary Remarketing" means the Remarketing of the Preferred Securities on the Secondary Remarketing Date.

      "Secondary Remarketing Date" means the third Business Day immediately preceding November 16, 2005.

      "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.04.

      "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Statutory Trust Act.

      "Separate Preferred Securities" means Preferred Securities that are no longer a component of Corporate Units.

      "Separate Preferred Securities Purchase Price" means the amount in cash equal to the product of the Remarketing Per Preferred Security Price multiplied by the number of Separate Preferred Securities remarketed in the Initial Remarketing.

      "Successor Securities" has the meaning specified in Section 9.01.

      "Tax Event" means the receipt by the Trust of an opinion of independent counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or any regulations of the United States or any political subdivision or taxing authority, any amendment to or change in an interpretation or application of these laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement that provides for a position with respect to these laws or regulations that differs from the generally accepted position on the Closing Date, which amendment or change is effective or which interpretation or pronouncement is announced on or after the Closing Date, there is more than an insubstantial increase in the risk that (i) the Trust is, or within 90 days of the date of such opinion will be, subject to United States Federal income tax with respect to income received or accrued on the Notes, (ii) interest payable by the Notes Issuer on the Notes is not, or within 90 days of the date of such opinion will not be, deductible by the Notes Issuer, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or within 90 days of the date of such opinion will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      "Tax Event Redemption" means that a Tax Event has occurred and is continuing and the Notes have been called for redemption by the Notes Issuer pursuant to the Indenture.

      "Tax Event Redemption Date" means the Redemption Date in respect of a Tax Event Redemption.

      "Tax Event Redemption Liquidation Amount" means either (i) if the Tax Event Redemption Date occurs prior to the Initial Reset Date or, in the event of a Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, the aggregate Liquidation Amount of the Preferred Securities that are components of Corporate Units on the Tax Event Redemption Date or (ii) if the Tax Event Redemption Date occurs on or after the Initial Reset Date or, in the event of a Failed Initial Remarketing, on or after the Purchase Contract Settlement Date, the aggregate Liquidation Amount of the Preferred Securities Outstanding on such Tax Event Redemption Date.

      "Treasury Unit" has the meaning specified in the Purchase Contract Agreement.

      "Treasury Portfolio" means (1) in connection with the Initial Remarketing, a portfolio of zero-coupon U.S. treasury securities consisting of (a) principal or interest strips of U.S. treasury securities that mature on or prior to November 15, 2005, in an aggregate amount equal to the aggregate Liquidation Amount of the Preferred Securities comprising components of Corporate Units on the Initial Remarketing Date and (b) with respect to each scheduled

Distribution Date on the Preferred Securities that occurs after the Initial Reset Date and on or before the Purchase Contract Settlement Date, principal or interest strips of U.S. treasury securities that mature prior to such Distribution Date in an aggregate amount equal to the aggregate Distribution payment that would be due on such Distribution Date on the aggregate Liquidation Amount of the Preferred Securities comprising components of Preferred Securities on the Initial Reset Date, assuming (X) the rate on the Preferred Securities was not reset to the Reset Rate as described in Section 5.13 and (Y) in the case of the Treasury Portfolio to be purchased on the Initial Reset Date that is not also a scheduled Distribution Date, that the Distribution payable on the next following Distribution Date includes Distributions only accumulated from and including the Initial Reset Date to but excluding such Distribution Date, and
(2) in connection with a Tax Event Redemption, (a) if the Tax Event Redemption Date occurs prior to the Initial Reset Date or, in the event of a Failed Initial Remarketing, prior to the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S. treasury securities that mature on or prior to November 15, 2005 in an aggregate amount equal to the applicable Tax Event Redemption Liquidation Amount and (ii) with respect to each scheduled Distribution Date on the Preferred Securities that occurs after the Tax Event Redemption Date and on or before the Purchase Contract Settlement Date, principal or interest strips of U.S. treasury securities that mature on or prior to such Distribution Date in an aggregate amount equal to the aggregate Distribution payment that would be due on the applicable Tax Event Redemption Liquidation Amount of the Preferred Securities on such Distribution Date, and (b) if the Tax Event Redemption Date occurs on or after the Initial Reset Date or, in the event of a Failed Initial Remarketing, on or after the Purchase Contract Settlement Date, a portfolio of zero-coupon U.S. treasury securities consisting of (i) principal or interest strips of U.S. treasury securities which mature on or prior to November 15, 2007 in an aggregate amount equal to the applicable Tax Event Redemption Liquidation Amount and (ii) with respect to each scheduled Distribution Date on the Preferred Securities that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. treasury securities that mature on or prior to such Distribution Date in an aggregate amount equal to the aggregate Distribution payment that would be due on such Distribution Date on the applicable Tax Event Redemption Liquidation Amount of the Preferred Securities.

      "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent (a) in the case of a Tax Event Redemption, on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Tax Event Redemption Date and (b) in the case of the Initial Remarketing, on the Initial Remarketing Date for the purchase of the applicable Treasury Portfolio for settlement on the Initial Reset Date.

      "Treasury Securities" mean zero-coupon U.S. treasury securities (CUSIP Number 912820FX0 or 912820BQ9) with a principal amount at maturity equal to $1,000 and maturing on November 15, 2005, the Business Day preceding the Purchase Contract Settlement Date.

      "Trust" means the Delaware statutory trust continued hereby and identified on the cover page to this Declaration.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Declaration was executed; provided, however, that in the event the Trust Indenture

Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trust Property" means (a) the Notes, (b) any cash on deposit in, or owing to, the Payment Account and (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Declaration.

      "Trust Security" means any one of the Common Securities or the Preferred Securities.

      "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

      "Two-Year Benchmark Treasury" means direct obligations of the United States (which may be obligations traded on a when-issued basis only) having a maturity comparable to the remaining term to mandatory redemption of the Preferred Securities, as agreed upon by the Notes Issuer and the Reset Agent. The rate for the Two-Year Benchmark Treasury will be the bid side rate displayed at 10:00 A.M., New York City time, on the third Business Day immediately preceding the Purchase Contract Settlement Date in the Telerate system (or if the Telerate system is (a) no longer available on the Secondary Remarketing Date or (b) in the opinion of the Reset Agent (after consultation with the Notes Issuer) no longer an appropriate system from which to obtain such rate, such other nationally recognized quotation system as, in the opinion of the Reset Agent (after consultation with the Notes Issuer), is appropriate). If such rate is not so displayed, the rate for the Two-Year Benchmark Treasury shall be, as calculated by the Reset Agent, the yield to maturity for the Two-Year Benchmark Treasury, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 A.M., New York City time, on the Secondary Remarketing Date of three leading United States government securities dealers selected by the Reset Agent (after consultation with the Notes Issuer) (which may include the Reset Agent or an affiliate thereof).

      "Underwriting Agreement" means the Underwriting Agreement, dated September 5, 2002, among the Trust, the Depositor and the Underwriters named therein.

                                   ARTICLE II
                            Continuation of the Trust

      Section 2.01. Name. The Trust created and continued hereby shall be known as "PSEG Funding Trust I" as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

      Section 2.02. Office of the Delaware Trustee; Principal Place of Business. The address of the Delaware Trustee in the State of Delaware is One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801 or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is 80 Park Plaza, Newark, New Jersey 07101.

      Section 2.03. Initial Contribution of Trust Property; Expenses of the
Trust.

      (a) The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Declaration of the sum of $10, which constituted the initial Trust Property.

      (b) The Depositor shall be responsible for and shall pay for all obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the issuance and sale of the Preferred Securities, the fees and expenses (including reasonable counsel fees and expenses) of the Trustees as provided in Section 7.06, the costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, Paying Agent(s), Securities Registrar, duplication, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the disposition of Trust assets).

      (c) The Depositor will pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

      (d) The Depositor's obligations under this Section 2.03 shall be for the benefit of, and shall be enforceable by, the Property Trustee and any Person to whom any such obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. The Property Trustee and any such Creditor may enforce the Depositor's obligations under this Section
2.03 directly against the Depositor and the Depositor irrevocably waives any right or remedy to require that the Property Trustee or any such Creditor take any action against the Trust or any other Person before proceeding against the Depositor. The Depositor agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 2.03.

      (e) The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

      Section 2.04. Issuance of the Trust Securities. The Depositor, on behalf of the Trust, executed and delivered the Underwriting Agreement. One of the Administrative Trustees, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver to the Collateral Agent one or more Preferred Securities Certificates registered in the name of the Purchase Contract Agent having an aggregate Liquidation Amount of $460,000,000, against receipt by the Property Trustee of the aggregate purchase price of such Preferred Securities of $460,000,000, which amount the Administrative Trustees shall promptly deliver to the Property Trustee. Contemporaneously with each issuance of Preferred Securities, one Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver to the Depositor a Common Securities Certificate, registered in the name of the Depositor, representing 284,537 Common Securities having an aggregate Liquidation Amount of $14,226,850, and in satisfaction of the purchase price of such Common Securities the Depositor shall deliver to the Property Trustee the sum of $14,226,850. The Trust Securities may have such additional or different terms specified in an Annex hereto.

      Section 2.05. Purchase of Notes. The Administrative Trustees, on behalf of the Trust, shall purchase $474,226,850 aggregate principal amount of Notes from the Depositor, registered in the name of the Trust. In satisfaction of the purchase price for such Notes, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $474,226,850.

      Section 2.06. Declaration of Trust. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Notes and to hold, transfer, sell and otherwise dispose of the Notes in accordance with this Declaration, (b) to enter into the Underwriting Agreement, the Remarketing Agreement, the Common Securities Purchase Agreement, the Notes Purchase Agreement and the Certificate Depository Agreement, (c) to maintain the status of the Trust as a grantor trust for United States Federal income tax purposes, and (d) except as otherwise limited herein, to engage in only those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act.

      Section 2.07. Authorization to Enter into Certain Transactions. The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Declaration. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Declaration, and to perform all acts in furtherance thereof, including without limitation, the following:

            (i) As among the Trustees, the Administrative Trustees shall have the power and authority to act on behalf of the Trust with respect to the following matters:

                  (A) executing and delivering the Trust Securities on behalf of the Trust;

                  (B) acquiring the Notes with the proceeds of the sale of the Trust Securities; provided that the Administrative Trustees shall cause legal title to the Notes to be held of record in the name of the Property Trustee for the benefit of the Holders of the Securities;

                  (C) giving the Depositor and the Property Trustee prompt written notice of the occurrence of a Tax Event; provided that the Administrative Trustees shall consult with the Depositor and the Property Trustee before taking or refraining from taking any action in relation to any such Tax Event;

                  (D) establishing a record date with respect to all actions to be taken hereunder that require a record date to be established, including and with respect to, for the purposes of Section 316(c) of the Trust Indenture Act;

                  (E) bringing or defending, paying, collecting, compromising, arbitrating, resorting to legal action or otherwise adjust claims or demands of or against the Trust, unless pursuant to Section 2.07(a)(ii)(I), the Property Trustee has the power to bring any legal action;

                  (F) employing or otherwise engaging employees and agents (who may be designated as officers with titles) and managers, contractors, advisors and consultants to conduct only those services that the Administrative Trustees have authority to conduct directly, and to pay reasonable compensation for such services;

                  (G) causing the Trust to comply with the Trust's obligations under the Trust Indenture Act;

                  (H) giving to the Property Trustee the certificate required by
Section 314(a)(4) of the Trust Indenture Act, which certificate may be executed by any Administrative Trustee;

                  (I) incurring expenses that are necessary or incidental to carry out any of the purposes of the Trust;

                  (J) taking all action that may be necessary or appropriate for the preservation and continuation of the Trust's valid existence, rights, franchise and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Securities or to enable the Trust to effect the purposes for which it was created;

                  (K) taking all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed;

                  (L) causing the Trust to enter into, and executing, delivering and performing on behalf of the Trust, the Remarketing Agreement, the Common Securities Purchase Agreement, the Notes Purchase Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust, including the appointment of a successor depositary;

                  (M) assisting in registering the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and qualifying this Declaration as a trust indenture under the Trust Indenture Act;

                  (N) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as the Depositor shall determine and the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

                  (O) to the extent provided in this Declaration, dissolving, liquidating and terminating the Trust in accordance with the terms of this Declaration, and preparing, executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware, if necessary;

                  (P) sending notices or assisting the Property Trustee in sending notices and other information regarding the Trust Securities and the Notes to Securityholders in accordance with this Declaration; and

                  (Q) taking any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Declaration for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

            (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                  (A) establishing and maintaining the Payment Account and appointing Paying Agents (subject to Section 5.09);

                  (B) receiving payment of the purchase price of the Trust Securities;

                  (C) receiving and holding the Notes;

                  (D) collecting interest, premium, if any, and principal payments on the Notes and depositing them in the Payment Account;

                  (E) making Distributions and other payments to the Securityholders in respect of the Trust Securities;

                  (F) exercising all of the rights, powers and privileges of a holder of the Notes;

                  (G) sending notices of defaults, redemptions, Extension Periods, liquidations and other information regarding the Trust Securities and the Notes to the Securityholders in accordance with this Declaration;

                  (H) engaging in such ministerial activities as shall be necessary or appropriate to effect the redemption of the Trust Securities to the extent they are redeemed or mature;

                  (I) to the extent provided in this Declaration, dissolving, liquidating and terminating the Trust, including distributing the Trust Property in accordance with the terms of this Declaration, and preparing, executing and filing the certificate of cancellation with the Secretary of State of the State of Delaware, if necessary;

                  (J) after an Event of Default, taking any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Declaration and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

                  (K) registering transfers and exchanges of the Preferred Securities in accordance with this Declaration (but only if at such time the Property Trustee shall be the Securities Registrar).

            (b) So long as this Declaration remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees acting on behalf of the Trust shall not:

                  (i) acquire any assets or investments (other than the Notes), reinvest the proceeds derived from investments, possess any power or otherwise act in such a way as to vary the Trust Property or engage in any activities not authorized by this Declaration;

                  (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein;

                  (iii) take any action that would cause the Trust to fail or cease to qualify as a grantor trust for United States Federal income tax purposes;

                  (iv) incur any indebtedness for borrowed money or incur any other obligations;

                  (v) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities; or

                  (vi) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

            (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Declaration are hereby ratified and confirmed in all respects):

                  (i) preparing for filing with the Commission and executing on behalf of the Trust a registration statement on Form S-3 in relation to the Preferred Securities, including any amendments thereto;

                  (ii) determining the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and doing any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advising the Trustees of actions they must take on behalf of the Trust, and preparing for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

                  (iii) if necessary, preparing for filing and executing on behalf of the Trust an application to the New York Stock Exchange or any other national stock exchange or The Nasdaq Stock Market for listing upon notice of issuance of any Preferred Securities;

                  (iv) if necessary, preparing for filing with the Commission and executing on behalf of the Trust a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including any amendments thereto;

                  (v) negotiating the terms of, and executing and delivering, the Underwriting Agreement providing for the sale of the Preferred Securities; and

                  (vi) taking any other actions necessary or desirable to carry out any of the foregoing activities.

            (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that (i) the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act, or taxed as a corporation or a partnership for United States Federal income tax purposes, (ii) the Trust will qualify as a grantor trust for United States Federal income tax purposes and (iii) the Notes will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust, as amended from time to time, the certificate of incorporation of the Depositor, as amended from time to time, or this Declaration, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes as long as that action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms of the Preferred Securities in any material respect.

      Section 2.08. Assets of Trust. The assets of the Trust shall consist of the Trust Property.

      Section 2.09. Title to Trust Property. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Declaration.

                                   ARTICLE III
                                 Payment Account

      Section 3.01. Payment Account.

      (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee for the exclusive benefit of the Securityholders. The Property Trustee shall have exclusive control of the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this

Declaration; provided that any Paying Agent shall have the right of withdrawal with respect to the Payment Account solely for the purpose of making the payments contemplated under Article IV.

      (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or premium, if any, or interest on the Notes and any amounts paid to the Property Trustee pursuant to the Guarantee. Amounts held in the Payment Account shall not be invested pending distribution thereof.

                                   ARTICLE IV
                            Distributions; Redemption

      Section 4.01. Distributions.

      (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from September 10, 2002 at the rate per annum of 6.25% of the Liquidation Amount per Trust Security to but excluding the Reset Effective Date, if any, and at the Reset Rate thereafter. Except during an Extension Period for the Notes pursuant to the Indenture, Distributions on the Trust Securities shall be payable quarterly in arrears on February 16, May 16, August 16 and November 16 of each year, commencing on November 16, 2002; provided that, following the Reset Effective Date, if any, Distributions shall be payable semi-annually in arrears on each May 16 and November 16, commencing November 16, 2005, in the event that the Preferred Securities are successfully remarketed on the Initial Remarketing Date, or May 16, 2006, in the event that the Preferred Securities are successfully remarketed on the Secondary Remarketing Date. The amount of Distributions payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distributions shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such Distributions shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.01(a) is referred to as a "Distribution Date").

      If the Preferred Securities are successfully remarketed on the Initial Remarketing Date and the Initial Reset Date is not otherwise a scheduled Distribution Date, a Distribution shall be payable to Holders on the Initial Reset Date equal to Distributions accumulated from, and including, the most recent Distribution Date to, but excluding, the Initial Reset Date. In such case, the Distribution payable on the Distribution Date next following the Initial Reset Date shall equal the amount of Distributions accumulated from, and including, the Initial Reset Date to, but excluding, such Distribution Date.

      Within two Business Days after receipt by the Property Trustee of notice of an Extension Period pursuant to Section 208 of the First Supplemental Indenture, the Property Trustee shall give notice thereof to the Securityholders by first class mail, postage prepaid.

      (b) The Distribution rate on the Trust Securities will be reset on the Initial Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after the Initial Reset Date), except in the event of a Failed Initial Remarketing. In the event of a Failed Initial Remarketing, the Distribution rate on the Trust Securities will be reset on the Secondary Remarketing Date to the applicable Reset Rate (which Reset Rate will be effective on and after the Purchase Contract Settlement Date), except that in the event of a Failed Secondary Remarketing, the Distribution rate on the Trust Securities will not be reset and the scheduled Distribution Dates shall remain February 16, August 16, May 16 and November 16. On the applicable Reset Announcement Date, the applicable Reset Spread and the Appropriate Benchmark Treasury or Two-Year Benchmark Treasury, as applicable, will be announced by the Depositor. On the Business Day immediately following such Reset Announcement Date, the Holders of Preferred Securities will be notified of such Reset Spread and Appropriate Benchmark Treasury or Two-Year Benchmark Treasury, as applicable, by the Property Trustee. Such notice shall be sufficiently given to such Holders of Notes if published in a newspaper which is published each Business Day in the English language of general circulation in The City of New York, which is expected to be The Wall Street Journal.

      (c) Not later than seven calendar days nor more than 15 calendar days immediately preceding the Initial Remarketing Date or the Secondary Remarketing Date, as the case may be, the Depositor shall, or shall request the Clearing Agency or its nominee to, notify the Holders of Preferred Securities of such Reset Announcement Date and, in the case of a Secondary Remarketing, the procedures to be followed by such Holders of Preferred Securities wishing to settle the related Purchase Contracts with separate cash on the Business Day immediately preceding the Purchase Contract Settlement Date.

      (d) The Trust Securities represent undivided beneficial interests in the Trust Property, and, subject to Sections 4.03 and 4.06 hereof, all Distributions will be made pro rata on each of the Trust Securities. During an Extension Period for the Notes, the rate per annum at which Distributions on the Trust Securities are then accumulating shall accumulate at (1) the rate of 10.25% per annum, compounded quarterly, to but excluding November 16, 2007, if the Preferred Securities are not successfully remarketed, or (2) the rate of 10.25% per annum, compounded quarterly, to but excluding the Reset Effective Date and at the Reset Rate (which shall not be higher than the maximum rate permitted under applicable law) thereafter, compounded semi-annually, to but excluding November 16, 2007, if the Preferred Securities are successfully remarketed. Notwithstanding clause (2) above, upon no less than 2 Business Days' notice to the Remarketing Agent prior to the Initial Remarketing Date or the Secondary Remarketing Date, as the case may be, the Notes Issuer may elect pursuant to the Indenture that payments of interest on the Notes, and therefore Distributions on the Trust Securities, may not be deferrable after the Reset Effective Date.

      (e) Distributions on the Trust Securities shall be made from the Payment Account by the Property Trustee or any Paying Agent and shall be payable on each Distribution Date only to the extent that the Trust has funds then available in the Payment Account for the payment of such Distributions.

      (f) Distributions on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities are not in book-entry-only form, the relevant record date shall be the day selected by the Administrative Trustees which is at least one Business Day but not more than 60 Business Days preceding such Distribution Date, whether or not a Business Day.

      (g) Upon the successful remarketing of the Preferred Securities on either the Initial Remarketing Date or the Secondary Remarketing Date, any and all deferred and unpaid Distributions on the Preferred Securities will be deemed to have been paid in full by Trust on the Initial Reset Date or the Purchase Contract Settlement Date, as the case may be. In addition, upon the occurrence of a Failed Secondary Remarketing, an Extension Period, if any, in effect at such time shall terminate and the Trust shall be obligated to pay all deferred and unpaid Distributions on November 16, 2005.

      Section 4.02. Redemption.

      (a) The Trust will call for redemption all Outstanding Trust Securities upon the earlier of a Tax Event Redemption Date or the stated maturity date of the Notes, in each case, at the Redemption Price.

      (b) If the Notes Issuer redeems the Notes upon the occurrence and continuance of a Tax Event, the proceeds from such redemption shall be applied by the Property Trustee on a proportional basis to redeem the Outstanding Trust Securities in whole (but not in part) at a Redemption Price per Trust Security equal to the Redemption Amount attributable to a Note with a principal amount equal to the Liquidation Amount of such Trust Security plus any accumulated and unpaid Distributions thereon to the Tax Event Redemption Date. If, following the occurrence of a Tax Event, the Notes Issuer exercises its option to redeem the Notes, the Notes Issuer shall appoint the Quotation Agent to assemble the Treasury Portfolio in consultation with the Note Issuer. Subject to the Trust's fulfillment of the notice requirements set forth in Section 4.02(c), if a Tax Event Redemption Date occurs (i) prior to the Initial Reset Date, or (ii) if the Preferred Securities are not successfully remarketed on the Initial Remarketing Date, prior to November 16, 2005, the Redemption Price payable upon redemption of each Outstanding Preferred Security comprising a component of the Corporate Units will be distributed to the Collateral Agent under the Pledge Agreement, which in turn will apply that amount to purchase the Treasury Portfolio and remit the remaining portion, if any, of such price to the Purchase Contract Agent for payment to the Holders of the Preferred Securities in accordance with the terms of the Pledge Agreement. If such excess amount referred to in the immediately preceding sentence is to be paid to Holders of the Preferred Securities, (i) with respect to the Preferred Securities represented by one or more global Certificates (including Separate Preferred Securities), by 12:00 noon, New York City time, on the Tax Event Redemption Date under the Purchase Contract Agreement, the Purchase Contract Agent will deposit irrevocably with the Clearing Agency or its nominee funds sufficient to pay such amount, and the Purchase Contract Agent shall give the Clearing Agency irrevocable instructions and authority to pay such amount to the Beneficial Owners of the Preferred Securities, and (ii) with respect to Preferred Securities not represented by one or more global Certificates under the Purchase Contract Agreement, the Purchase Contract Agent shall pay such amount to the Holders of such Trust Securities by check mailed to the address of each Holder appearing on the

Securities Register of the Trust on the Tax Event Redemption Date. If a Tax Event Redemption occurs on or after the Initial Reset Date, in the case of clause (i) of the second preceding sentence, or on or after November 16, 2005, in the case of clause (ii) of the second preceding sentence, the Treasury Portfolio shall not be purchased and the Property Trustee shall distribute to the Holders of the Outstanding Trust Securities on the Tax Event Redemption Date, the Redemption Price payable upon redemption of such Holders' interests in the assets of the Trust in accordance with Section 4.02(e) below.

      (c) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. All notices of redemption shall state:

            (i) the Redemption Date;

            (ii) the Redemption Price;

            (iii) the CUSIP number;

            (iv) the place or places where Trust Securities Certificates are to be surrendered for payment of the Redemption Price;

            (v) that on the Redemption Date the Redemption Price will become payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after such date; and

            (vi) if less than all of the Outstanding Trust Securities are to be redeemed, the identification and total Liquidation Amount of the particular Trust Securities to be redeemed.

No defect in the notice of redemption or in the mailing thereof with respect to any Holder shall affect the validity of the redemption proceedings with respect to any other Holder.

      (d) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption or payment at maturity of Notes. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds then available in the Payment Account for the payment of such Redemption Price.

      (e) If the Trust, by action of the Property Trustee, gives a notice of redemption in respect of any Preferred Securities, then, on the Redemption Date, subject to Section 4.02(b) and (d), (i) with respect to the Trust Securities represented by one or more global Trust Securities Certificates, by 12:00 noon, New York City time, on the Redemption Date, the Property Trustee will deposit irrevocably with the Clearing Agency or its nominee funds sufficient to pay the applicable Redemption Price, and the Property Trustee shall give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the beneficial owners of the Trust Securities, and (ii) with respect to Trust Securities not represented by one or more global Trust Securities Certificates, the Property Trustee shall pay the applicable Redemption Price to the Holders of such Trust Securities by check mailed to the address of each Holder appearing on the register of the Trust on the Redemption Date upon surrender of the Preferred Securities Certificate representing such Preferred Securities at the Corporate Trust Office of the Property Trustee. Notwithstanding the foregoing, so long as the Holder of any Preferred Securities is the Purchase Contract Agent, the payment of the Redemption Price in respect of the Preferred Securities held by the Purchase Contract Agent shall be made no later than 12:00 noon, New York City time, on the Redemption Date by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Collateral Agent or the Purchase Contract Agent. If notice of redemption shall have been given and funds irrevocably deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused, and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      Section 4.03. Subordination of Common Securities.

      (a) Payment of Distributions on, and the Liquidation, Distribution and Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any applicable date, a Note Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Liquidation, Distribution and Redemption Price of, any Common Security, and no other payment on account of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all Outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Liquidation, Distribution and Redemption Price, the full amount of such Liquidation, Distribution and Redemption Price applicable to all Outstanding Preferred Securities then Outstanding or then being redeemed, as the case may be, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Liquidation, Distribution and Redemption Price of, Preferred Securities then due and payable.

      (b) In the case of the occurrence of any Note Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any related Event of Default under this Declaration and such Note Event of Default until the effect of such related Event of Default and such Note Event of Default has been cured, waived or otherwise eliminated. Until any such Event of Default under this Declaration and such Note Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

      Section 4.04. Payment Procedures. Payments of Distributions pursuant to
Section 4.01 in respect of the Preferred Securities shall be made by check mailed to the address of the Holder thereof as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency by wire transfer in immediately available funds. Payments of Distributions pursuant to Section
4.01 in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities. Payment of the Redemption Price or Liquidation Distribution of the Trust Securities shall be made in immediately available funds upon surrender of the Preferred Securities Certificate representing such Preferred Securities at the Corporate Trust Office of the Property Trustee.

      Section 4.05. Tax Returns and Reports. To the extent required by law, the Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all Federal, State and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared or filed) the appropriate Internal Revenue Service Form required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Form 1099 OID, or any successor form or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

      Section 4.06. Payments under Indenture. Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received pursuant to Section 508 of the Indenture or pursuant to the Guarantee. Notwithstanding the provisions hereunder to the contrary, Securityholders acknowledge that any Holder of Preferred Securities that receives payment under Section 508 of the Indenture may receive amounts greater than the amount such Holder may be entitled to receive pursuant to the other provisions of this Declaration.

                                   ARTICLE V
                          Trust Securities Certificates

      Section 5.01. Initial Ownership. Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

      Section 5.02. The Trust Securities Certificates. The Trust Securities Certificates shall be issued representing one or more Preferred Securities. Preferred Securities Certificates representing fractional interests shall not be issued. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of one of the Administrative Trustees. Trust Securities Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Declaration, notwithstanding that such individual shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such office at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

      Section 5.03. Delivery of Trust Securities Certificates. One or more of the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust as provided in Section 5.02 and delivered to or upon a written order of the Depositor signed by its Chairman of the Board, its President, any Vice President or the Treasurer, without further corporate action by the Depositor, in authorized denominations.

      Section 5.04. Registration of Transfer and Exchange of Preferred Securities Certificates; Common Securities Certificates. (a) The Preferred Securities initially shall be pledged, pursuant to the terms of the Pledge Agreement, as collateral to secure the obligations of the Holders of Corporate Units to purchase common shares of the Depositor in accordance with the terms of the Purchase Contract Agreement.

            (i) The Preferred Securities may be transferred, in whole or in part, only in accordance with the terms and conditions set forth in this Declaration and to the extent that they are Pledged Securities, pursuant to the Pledge Agreement. To the fullest extent permitted by law, any transfer or purported transfer of any Preferred Security not made in accordance with this Declaration shall be null and void.

            (ii) Subject to this Section 5.04 and any legend inscribed on a Book-Entry Preferred Securities Certificate, the Preferred Securities shall be freely transferable.

            (iii) A registrar appointed by the Depositor (the "Securities Registrar") shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a register (the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Trust Securities Certificates and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar; any successor Securities Registrar shall be appointed by the Administrative Trustees.

            (iv) Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to
      Section 5.08, one of the Administrative Trustees shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates representing the same number of Preferred Securities dated the date of execution by the Administrative Trustees. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08. The Securities Registrar shall not be required to register the transfer of any Preferred Securities that have been called for redemption or after the Liquidation Date.

            (v) Preferred Securities presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Securities Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Property Trustee in accordance with its customary practice.

            (vi) No service charge shall be made for any registration of transfer or exchange of Preferred Securities, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Preferred Securities other than an exchange not involving any transfer.

      (b) The Notes Issuer may not transfer the Common Securities. To the fullest extent permitted by law, any attempted transfer of the Common Securities shall be null and void.

      Section 5.05. Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate, and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be reasonably required by them to hold the Securities Registrar and the Trust harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like tenor. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

      Section 5.06. Persons Deemed Securityholders. Prior to due presentation of a Trust Security Certificate for registration of transfer, the Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner and Holder of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

      Section 5.07. Access to List of Securityholders' Names and Addresses. In the event that the Property Trustee is no longer the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished to the Property Trustee a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date (a) quarterly, not later than 10 days prior to a Distribution Date, and (b) promptly after receipt by the Administrative Trustees or the Depositor of a request therefor from the Property Trustee in order to enable the Paying Agent to pay Distributions in accordance with Section 4.01 hereof, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee. The rights of Securityholders to communicate with other Securityholders with respect to their rights under this Declaration or under the Trust Securities, and the corresponding rights of the Property Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold the Depositor, the Property Trustee, the Administrative Trustees or the Delaware Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

      Section 5.08. Maintenance of Office or Agency. The Property Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Preferred Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency, which shall initially be at the Corporate Trust Office of the Property Trustee.

      Section 5.09. Appointment of Paying Agent. The Paying Agent shall make Distributions to Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making Distributions. The Administrative Trustees may revoke such power and remove the Paying Agent, provided that such revocation and removal with respect to the sole Paying Agent shall not become effective until the appointment of a successor. The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees and the Depositor, and, if applicable, the Property Trustee, provided that such resignation with respect to the sole Paying Agent shall not become effective until the appointment of a successor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee (in the case of any other Paying Agent) and the Depositor to act as Paying Agent (which shall be a bank or trust company and have a combined capital and surplus of at least $50,000,000). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all of such sums remaining unclaimed to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return such sums in its possession to the Property Trustee. The provisions of Sections 7.01, 7.03 and 7.06 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Declaration to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      Section 5.10. Preferred Securities Certificates; Common Securities Certificate.

      (a) The Preferred Securities, upon original issuance, will be issued in the form of a Definitive Preferred Securities Certificate registered in the name of the Purchase Contract Agent. Separate Preferred Securities shall be issued in the form of one or more printed or typewritten Book-Entry Preferred Securities Certificates to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Book-Entry Preferred Securities Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency. Each such Definitive Preferred Securities Certificate and Book-Entry Preferred Securities Certificate shall represent such number of the Outstanding Preferred Securities as shall be from time to time endorsed thereon, which numbers may be increased or decreased, as applicable, to reflect, in connection with the creation of Treasury Units and the recreation of Corporate Units, transfers between Pledged Preferred Securities and Separate Preferred Securities. Any such increase or decrease in the aggregate number of Preferred Securities represented by (i) a Definitive Preferred Securities Certificate shall be made by the Collateral Agent and (ii) a Book-Entry Preferred Securities Certificate shall be made by the Property Trustee, as custodian of the Book-Entry Preferred Securities Certificates, in each case upon the instructions of the Collateral Agent given pursuant to Article IV of the Pledge Agreement.

      (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

      Section 5.11. Definitive Preferred Securities Certificates. If, with respect to Book-Entry Preferred Securities, (a) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Preferred Securities Certificates or the Clearing Agency is no longer registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and the Depositor is unable to locate a qualified successor within 90 calendar days, (b) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) an Event of Default occurs and is continuing, then the Trust shall issue Definitive Preferred Securities Certificates. Upon surrender to the Administrative Trustees of the Book-Entry Preferred Securities Certificates by the Clearing Agency, accompanied by registration instructions, one of the Administrative Trustees shall execute and deliver the Definitive Preferred Securities Certificates in accordance with the instructions of the Clearing Agency and the Depositor will appoint a Paying Agent with respect to such Definitive Preferred Securities Certificates. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. The Definitive Preferred Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by one of the Administrative Trustees.

      Section 5.12. Rights of Securityholders. The Securityholders shall not have any right or title to the Trust Property other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Declaration. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

      Section 5.13. Initial Remarketing.

      (a) The Depositor will request, not later than seven nor more than 15 calendar days prior to the Initial Remarketing Date, that the Clearing Agency notify the Holders of the Preferred Securities and the Holders of Corporate Units and Treasury Units of the Initial Remarketing.

      (b) Not later than 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Initial Reset Date (but in no event earlier than the Distribution Date next preceding the Initial Reset Date), each Holder of the Separate Preferred Securities may elect to have Preferred Securities held by such Holder remarketed. Holders of Separate Preferred Securities shall give notice of their election to have such Separate Preferred Securities remarketed to the Custodial Agent and deliver such Separate Preferred Securities to the Custodial Agent pursuant to the Pledge Agreement. Any such notice and delivery shall be irrevocable after 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Initial Reset Date and may not be conditioned upon the level at which the Reset Rate is established. Under Section 5.02 of the Purchase Contract Agreement, Preferred Securities that constitute components of Corporate Units will be remarketed as provided therein and in this Section 5.13. The Preferred Securities constituting components of Corporate Units shall be deemed tendered, notwithstanding any failure by the Holder of such Corporate Units to deliver or properly deliver such Preferred Securities to the Remarketing Agent for purchase.

      (c) The right of each Holder to have Preferred Securities (including any Preferred Securities that constitute components of Corporate Units) tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) Preferred Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Securities at a price per Preferred Security such that the aggregate price for the Preferred Securities is not less than 100% of the sum of the Treasury Portfolio Purchase Price, the Separate Preferred Securities Purchase Price and deferred and unpaid Distributions, if any, on the

Preferred Securities, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

      (d) On the Initial Remarketing Date, pursuant to the Remarketing Agreement the Remarketing Agent shall use reasonable efforts to remarket, at a price per Preferred Security such that the aggregate price for the Preferred Securities is equal to approximately 100.25% of the sum of the Treasury Portfolio Purchase Price, the Separate Preferred Securities Purchase Price and deferred and unpaid Distributions on the Preferred Securities to be remarketed.

      (e) [reserved].

      (f) If the Remarketing Agent has determined that it will be able to remarket all Preferred Securities tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Initial Remarketing Date, the Reset Agent, subject to the terms of the Remarketing Agreement, shall determine the Reset Rate.

      (g) If, by 4:00 P.M., New York City time, on the Initial Remarketing Date, the Remarketing Agent is unable to remarket all Preferred Securities tendered or deemed tendered for purchase or if the Initial Remarketing shall not have occurred because a condition precedent to the Remarketing shall not have been fulfilled, a failed Remarketing ("Failed Initial Remarketing") shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Administrative Trustees, the Depositor, the Property Trustee, the Indenture Trustee and the Clearing Agency.

      (h) By approximately 4:30 P.M., New York City time, on the Initial Remarketing Date, provided that there has not been a Failed Initial Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Administrative Trustees, the Depositor, the Property Trustee, the Indenture Trustee and the Clearing Agency of the Reset Rate determined in the Initial Remarketing and the aggregate Liquidation Amount of Preferred Securities sold in the Initial Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate Liquidation Amount of Preferred Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Initial Reset Date in same day funds against delivery of the Preferred Securities purchased through the facilities of the Clearing Agency.

      (i) In accordance with the Clearing Agency's normal procedures, on the Initial Reset Date, the transactions described above with respect to each Preferred Security tendered for purchase and sold in the Initial Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Preferred Securities delivered by book entry as necessary to effect purchases and sales of such Preferred Securities. The Clearing Agency shall make payment in accordance with its normal procedures.

      (j) If any Holder selling Preferred Securities in the Initial Remarketing fails to deliver such Preferred Securities, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Preferred Securities in the Initial Remarketing may deliver to any such other Person an aggregate Liquidation Amount of Preferred Securities that is less than the aggregate Liquidation Amount of Preferred Securities that otherwise was to be purchased by such Person. In such event, the aggregate Liquidation Amount of Preferred Securities to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate Liquidation Amount of Preferred Securities shall constitute good delivery.

      (k) The Remarketing Agent is not obligated to purchase any Preferred Securities in the Initial Remarketing or otherwise. Neither the Trust, any Trustee, the Depositor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Preferred Securities for Remarketing.

      (l) The tender and settlement procedures set forth in this Section 5.13, including provisions for payment by purchasers of Preferred Securities in the Initial Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Preferred Securities at the time of the Initial Remarketing, to facilitate the tendering and Remarketing of Preferred Securities in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

      (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Preferred Securities and they shall rely solely upon written notice from the Depositor (which the Depositor agrees to provide no later than the eighth Business Day before the Initial Reset Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

      Section 5.14. Secondary Remarketing.

      (a) If a Failed Initial Remarketing has occurred, the Depositor will request, not later than seven nor more than 15 calendar days prior to the Secondary Remarketing that the Clearing Agency notify the Holders of the Preferred Securities and the Holders of Corporate Units and Treasury Units of the Secondary Remarketing and of the procedures that must be followed if a Holder of Preferred Securities wishes to exercise such Holder's rights with respect to the Put Option if there is a Failed Secondary Remarketing.

      (b) Not later than 5:00 P.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date (but in no event earlier than the Distribution Date next preceding the Purchase Contract Settlement Date), each Holder of the Preferred Securities may elect to have Preferred Securities held by such Holder remarketed. Under Section 5.02 of the Purchase Contract Agreement, (i) holders or beneficial owners of Corporate Units that do not give notice of intention to make a Cash Settlement of their related Purchase Contracts shall be deemed to have consented to the disposition of the Preferred Securities constituting a component of such Corporate Units in accordance with Section 5.02(b)(iii) of the Purchase Contract Agreement, and
(ii) holders or beneficial owners of

Corporate Units who give such notice but fail to pay the Purchase Price in cash as required by Section 5.02(b)(ii) of the Purchase Contract Agreement shall be deemed to have consented to the disposition of the Preferred Securities constituting a component of such Corporate Units in accordance with Section 5.02(d) of the Purchase Contract Agreement. Holders of Separate Preferred Securities shall give notice of their election to have such Preferred Securities remarketed to the Custodial Agent and deliver such Separate Preferred Securities to the Custodial Agent pursuant to the Pledge Agreement. Any such notice and delivery shall be irrevocable after 5:00 A.M., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date and may not be conditioned upon the level at which the Reset Rate is established.

      (c) If any Holder of Corporate Units does not give a notice of its intention to make a Cash Settlement, the Preferred Securities of such Holder shall be deemed tendered, notwithstanding any failure by such Holder to deliver or properly deliver such Preferred Securities to the Remarketing Agent for purchase.

      (d) The right of each Holder to have Preferred Securities (including any Preferred Securities that constitute components of Corporate Units) tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) Preferred Securities tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered Preferred Securities at a price of not less than 100% of the aggregate Liquidation Amount thereof plus deferred and unpaid Distributions thereon, if any, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent as and when required.

      (e) If a Failed Initial Remarketing has occurred, on the Secondary Remarketing Date, the Remarketing Agent shall use reasonable efforts to remarket, at a price equal to approximately 100.25% of the aggregate Liquidation Amount thereof plus deferred and unpaid Distributions, if any, thereon, Preferred Securities tendered or deemed tendered for purchase.

      (f) If the Remarketing Agent has determined that it will be able to remarket all Preferred Securities tendered or deemed tendered prior to 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Reset Agent shall, subject to the terms of the Remarketing Agreement, determine the Reset Rate.

      (g) If, by 4:00 P.M., New York City time, on the Secondary Remarketing Date, the Remarketing Agent is unable to remarket all Preferred Securities tendered or deemed tendered for purchase or if the Secondary Remarketing shall not have occurred because a condition precedent to the Secondary Remarketing shall not have been fulfilled, a failed Remarketing ("Failed Secondary Remarketing") shall be deemed to have occurred, the interest rate on the Preferred Securities shall not be reset and the Remarketing Agent shall so advise by telephone the Collateral Agent, the Administrative Trustees, the Depositor, the Property Trustee, the Indenture Trustee and the Clearing Agency.

      (h) By approximately 4:30 P.M., New York City time, on the Secondary Remarketing Date, provided that there has not been a Failed Secondary Remarketing, the Remarketing Agent shall advise, by telephone (i) the Collateral Agent, the Administrative Trustees, the Depositor, the Property Trustee, the Indenture Trustee and the Clearing Agency of the Reset Rate determined in the Secondary Remarketing and the aggregate Liquidation Amount of Preferred Securities sold in the Secondary Remarketing, (ii) each purchaser (or the Clearing Agency Participant thereof) of the Reset Rate and the aggregate Liquidation Amount of Preferred Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Clearing Agency Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the Preferred Securities purchased through the facilities of the Clearing Agency.

      (i) In accordance with the Clearing Agency's normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Security tendered for purchase and sold in the Secondary Remarketing shall be executed through the Clearing Agency, and the accounts of the respective Clearing Agency Participants shall be debited and credited and such Preferred Securities delivered by book entry as necessary to effect purchases and sales of such Preferred Securities. The Clearing Agency shall make payment in accordance with its normal procedures.

      (j) If any Holder selling Preferred Securities in the Secondary Remarketing fails to deliver such Preferred Securities, the Clearing Agency Participant of such selling Holder and of any other Person that was to have purchased Preferred Securities in the Secondary Remarketing may deliver to any such other Person an aggregate Liquidation Amount of Preferred Securities that is less than the aggregate Liquidation Amount of Preferred Securities that otherwise was to be purchased by such Person. In such event, the aggregate Liquidation Amount of Preferred Securities to be so delivered shall be determined by such Clearing Agency Participant, and delivery of such lesser aggregate Liquidation Amount of Preferred Securities shall constitute good delivery.

      (k) The Remarketing Agent is not obligated to purchase any Preferred Securities in the Secondary Remarketing or otherwise. Neither the Trust, any Trustee, the Depositor nor the Remarketing Agent shall be obligated in any case to provide funds to make payment upon tender of Preferred Securities for Remarketing.

      (l) The tender and settlement procedures set forth in this Section 5.14, including provisions for payment by purchasers of Preferred Securities in the Secondary Remarketing, shall be subject to modification, notwithstanding any provision to the contrary set forth herein, to the extent required by the Clearing Agency or if the book-entry system is no longer available for the Preferred Securities at the time of the Secondary Remarketing, to facilitate the tendering and Remarketing of Preferred Securities in certificated form. In addition, the Remarketing Agent may, notwithstanding any provision to the contrary set forth herein, modify the settlement procedures set forth herein in order to facilitate the settlement process.

      (m) Anything herein to the contrary notwithstanding, the Reset Rate shall in no event exceed the maximum rate permitted by applicable law and, as provided in the Remarketing Agreement, neither the Remarketing Agent nor the Reset Agent shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Preferred Securities and they shall rely solely upon written notice from the Depositor (which the Depositor agrees to provide prior to the eighth Business Day before the Purchase Contract Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.

      Section 5.15. Option to Put Preferred Securities upon Failed Secondary Remarketing.

      (a) If a Failed Secondary Remarketing has occurred, Holders of the Separate Preferred Securities who hold such Separate Preferred Securities following the Purchase Contract Settlement Date will have the right to deliver the Preferred Securities to the Trust for repurchase on December 1, 2005 (the "Repurchase Date"), upon at least three Business Days prior notice, at a price per Preferred Security equal to the Liquidation Amount plus any accrued and unpaid Distributions (the "Put Price").

      (b) In order for the Preferred Securities to be repurchased on the Put Option Exercise Date, the Property Trustee must receive on or prior to 5:00 p.m. New York City time on the third Business Day immediately preceding the Repurchase Date, at its Corporate Trust Office or at an office or agency maintained by the Property Trustee in the Borough of Manhattan, The City of New York, the Preferred Securities to be repurchased with the form entitled "Option to Elect Repurchase" on the reverse of or otherwise accompanying such Preferred Securities duly completed. Any such notice received by the Trustee shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Preferred Securities for repayment shall be determined by the Notes Issuer, whose determination shall be final and binding.

      (c) Payment of the Put Price shall be made through the Property Trustee, subject to the Property Trustee's receipt of payment from the Notes Issuer in accordance with the terms of the Indenture, no later than 12:00 noon, New York City time, on the Repurchase Date, and to such account as may be designated. If the Trustee holds immediately available funds sufficient to pay the Put Price of Preferred Securities presented for repayment, then, immediately prior to the close of business on the Repurchase Date, such Preferred Securities will cease to be Outstanding and Distributions thereon will cease to accumulate, whether or not such Preferred Securities have been received by the Trust, and all other rights of the Holder in respect of the Preferred Securities, including the Holder's right to require the Trust to repay such Preferred Securities, shall terminate and lapse (other than the right to receive the Put Price upon delivery of such Preferred Securities but without interest on such Put Price). Neither the Property Trustee nor the Trust will be required to register or cause to be registered the transfer of any Preferred Securities which repayment has been elected.

                                   ARTICLE VI
                    Acts of Securityholders; Meetings; Voting

      Section 6.01. Limitations on Voting Rights.

      (a) Except as provided herein and in the Indenture and as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

      (b) The Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Indenture Trustee with respect to such Notes, (ii) waive any past default which may be waived under Section 513 of the Indenture, (iii) exercise any right to rescind or annul an acceleration of the principal of all the Notes or (iv) consent to any amendment or modification of the Indenture, where such consent shall be required, without, in each case, obtaining the prior consent of the Holders of a majority in aggregate Liquidation Amount of all Outstanding Preferred Securities; provided, however, that where such consent under the Indenture would require the consent of each holder of Notes affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of the Holder of each Outstanding Preferred Security. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Preferred Securities, except by a subsequent vote of the Holders of Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice received from the Indenture Trustee as a result of the Trust being the holder of the Notes. In addition to obtaining the consent of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation or partnership for United States Federal income tax purposes on account of such action and will continue to be classified as a grantor trust for United States Federal income tax purposes.

      (c) Subject to Section 10.02(c) hereof, if any proposed amendment to the Declaration provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to this Declaration or otherwise, or (ii) the dissolution or liquidation of the Trust, other than pursuant to the terms of this Declaration, then the Holders of Outstanding Preferred Securities will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of a majority in aggregate Liquidation Amount of the Outstanding Preferred Securities.

      Section 6.02. Notice of Meetings. Notice of all meetings of the Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 10.08 to each Preferred Securityholder of record, at his/her registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

      Section 6.03. Meetings of Holders of the Preferred Securities. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of at least 25% of the aggregate Liquidation Amount of the Outstanding Preferred Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of the Preferred Securities to vote on any matters as to which the Holders of the Preferred Securities are entitled to vote.

      Holders of a majority of the aggregate Liquidation Amount of the Outstanding Preferred Securities, present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

      If a quorum is present at a meeting, an affirmative vote of the Holders of a majority of the aggregate Liquidation Amount of the Outstanding Preferred Securities present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Declaration requires a greater number of affirmative votes.

      Section 6.04. Voting Rights. A Securityholder shall be entitled to one vote for each Trust Security in respect of any matter as to which such Securityholder is entitled to vote.

      Section 6.05. Proxies, etc. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

      Section 6.06. Securityholder Action by Written Consent. Any action which may be taken by Securityholders at a meeting may be taken without a meeting and without prior notice if Holders of the proportion of the Outstanding Preferred Securities required to approve such action shall consent to the action in writing.

      Section 6.07. Record Date for Voting and Other Purposes. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders, as a record date for the determination of the identity of the Securityholders for such purposes.

      Section 6.08. Acts of Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Declaration to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Declaration and (subject to Section 7.02) conclusive, if made in the manner provided in this Section.

      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him/her the execution thereof. Where such execution is by a signer acting in a capacity other than his/her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his/her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

      The ownership of Preferred Securities shall be proved by the Securities Register.

      Any request, demand, authorization, direction, notice, consent, waiver or other act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

      Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

      If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Administrative Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

      Section 6.09. Inspection of Records. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                   ARTICLE VII
                                  The Trustees

      Section 7.01. Certain Duties and Responsibilities. (a) The duties and responsibilities of the Trustees shall be as provided by this Declaration and, in the case of the Property Trustee, also by the Trust Indenture Act. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in this Declaration and, upon an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his/her own affairs. The

Trustees shall have all the privileges, rights and immunities provided by the Delaware Statutory Trust Act. Notwithstanding the foregoing, no provision of this Declaration shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. Nothing in this Declaration shall be construed to release the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, the Trustees have duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, the Trustees shall not be liable to the Trust or to any Securityholder for the Trustees' good faith reliance on the provisions of this Declaration. The provisions of this Declaration, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Trustees.

      (b) All payments made by the Property Trustee or any other Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property. Each Securityholder, by its acceptance of a Trust Security, agrees that (i) it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and (ii) the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 7.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Declaration or, in the case of the Property Trustee, in the Trust Indenture Act.

      Section 7.02. Notice of Defaults; Direct Action by Securityholders. Within 90 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.08, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. If the Property Trustee has failed to enforce its rights under this Declaration or the Indenture to the fullest extent permitted by law and subject to the terms of this Declaration and the Indenture after a Securityholder has made a written request therefor, any Securityholder may institute a legal proceeding directly to enforce the Property Trustee's rights under this Declaration or the Indenture with respect to Notes having an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such Securityholder without first instituting a legal proceeding against the Property Trustee or any other Person. To the extent that any action under the Indenture is entitled to be taken by the holders of at least a specified percentage of the principal amount of the outstanding Notes, Holders of at least the same percentage of the Liquidation Amount of the Outstanding Preferred Securities may also take such action in the name of the Trust if such action has not been taken by the Property Trustee. To the fullest extent permitted by law, the foregoing shall be in addition to and not in limitation of any direct rights provided to the Holders of the Preferred Securities against the Note Issuer under the terms of the Indenture, including the right, without any notice or other demand on the Property Trustee, to institute suit for the enforcement of any payment of the principal of and any premium and interest on Notes as provided in Section 508 of the Indenture.

      Section 7.03. Certain Rights of Property Trustee. Subject to the provisions of Section 7.01: (a) the Property Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) if, other than during the occurrence and continuance of an Event of Default, (i) in performing its duties under this Declaration, the Property Trustee is required to decide between alternative courses of action or (ii) in construing any of the provisions in this Declaration, the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or
(iii) the Property Trustee is unsure of the application of any provision of this Declaration, then, except as to any matter as to which the Holders of the Preferred Securities are entitled to vote under the terms of this Declaration, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Declaration as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own negligent action, its own negligent failure to act or its own willful misconduct;

      (c) the Property Trustee may consult with counsel or other experts of its selection and the advice or opinion of such counsel or other experts with respect to legal matters or advice within the scope of such experts' area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

      (d) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration at the request or direction of any of the Securityholders pursuant to this Declaration, unless such Securityholders shall have offered to the Property Trustee security or indemnity against the costs, expenses and liabilities reasonably satisfactory to the Property Trustee which might be incurred by it in compliance with such request or direction;

      (e) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, Note, note or other evidence of indebtedness or other paper or document, but the Property Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

      (f) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys and the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

      (g) whenever in the administration of this Declaration, the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

      (h) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Declaration;

      (i) the Property Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Property Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Property Trustee at the Corporate Trust Office and such notice references the Trust Securities and this Declaration;

      (j) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

      (k) the Property Trustee may request that the Depositor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Declaration, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      Section 7.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Notes.

      The Property Trustee makes no representations as to the value or condition of the property of the Trust or any part thereof. The Property Trustee makes no representations as to the validity or sufficiency of this Declaration or the Trust Securities.

      Section 7.05. May Hold Securities. Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 7.08 and 7.13 and, except as provided in the definition of the term Outstanding in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

      Section 7.06. Compensation; Indemnity; Fees. The Depositor agrees:

      (a) to pay to the Trustees from time to time such compensation as shall have been agreed in writing with the Depositor for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Declaration (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligent action, its own negligent failure to act or its own willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to his/her gross negligence); and

      (c) to indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any and all loss, damage, claims, liability, penalty or expense including taxes (other than taxes based on the income of such Trustee) incurred without its own negligent action, its own negligent failure to act or its willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, incurred without gross negligence or bad faith), arising out of or in connection with the acceptance or administration of this Declaration, including the costs and expenses of defending itself against any claim (whether by the Depositor, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 7.06.

      The provisions of this Section 7.06 shall survive the termination of this Declaration and the resignation or removal of the Trustees.

      Section 7.07. Corporate Property Trustee Required; Eligibility of
Trustees.

      (a) There shall at all times be a Property Trustee hereunder. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      (b) There shall at all times be one or more Administrative Trustees hereunder. Each Administrative Trustees shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

      (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity. Notwithstanding any other provision of this Declaration, the Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities of the other Trustees described in this Declaration. The Delaware Trustee shall be a trustee of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Statutory Trust Act.

      Section 7.08. Conflicting Interests. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Declaration.

      Section 7.09. Co-Trustees and Separate Trustee. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees (and if more than one Administrative Trustees, by agreed action of the majority of such Trustees) shall have power
(i) to appoint, and upon the written request of the Administrative Trustees the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and (ii) to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Note Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

      Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

      (a) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

      (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

      (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

      (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

      (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

      (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

      Section 7.10. Resignation and Removal; Appointment of Successor. No resignation or removal of any Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

      Subject to the immediately preceding paragraph, any Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders.

      Unless an Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by Act of the Holder of the Common Securities. If an Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time only by Act of the Holders of a majority in Liquidation Amount of the Outstanding Preferred Securities, delivered to such Trustee (in its individual capacity and on behalf of the Trust). The Administrative Trustees may be removed at any time by the Holder of Common Securities only.

      If the instrument of acceptance by the successor Trustee required by
Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Trustee.

      If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Event of Default shall have occurred and be continuing, the Holder of Common Securities, by Act of the Holder of Common Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees and the Trust and the retiring Trustee shall comply with the applicable requirements of Section 7.11. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when an Event of Default has occurred and is continuing, the Holders of Preferred Securities, by Act of the Securityholders of a majority in Liquidation Amount of the Outstanding Preferred Securities delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees, and such successor Trustee shall comply with the applicable requirements of Section 7.11. If any Administrative Trustee shall resign, be removed or become incapable of acting as an Administrative Trustee at a time when an Event of Default shall have occurred and be continuing, the Holder of Common Securities shall appoint a successor Administrative Trustee. If no successor Trustee shall have been so appointed by the Holder of Common Securities or the Holders of Preferred Securities and accepted appointment in the manner required by Section 7.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

      The Property Trustee shall give notice of each removal of a Trustee and each appointment of a successor Trustee to all Securityholders in the manner provided in Section 10.08 and shall give notice to the Depositor. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

      Notwithstanding the foregoing or any other provision of this Declaration, in the event any Administrative Trustee or the Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirements for Administrative Trustees or for the Delaware Trustee, as the case may be, set forth in Section 7.07).

      Section 7.11. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, the retiring Trustee (if requested by the Depositor) and each successor Trustee shall execute and deliver to the Trust and the retiring Trustee an amendment hereto wherein each successor Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee and (b) shall add to or change any of the provisions of this Declaration as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such amendment shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and upon the execution and delivery of such amendment the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee and the Trust; but, on request of the Trust or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all Trust Property, all proceeds thereof and money held by such retiring Trustee hereunder.

      Upon request of any such successor Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

      No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

      Section 7.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which any of the Trustees may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      Section 7.13. Preferential Collection of Claims Against Depositor or Trust. If and when the Property Trustee or the Delaware Trustee shall be or become a creditor (whether directly or indirectly, secured or unsecured) of the Depositor or the Trust (or any other obligor upon the Notes or the Trust Securities), including under the terms of Section 7.05 hereof, the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

      Section 7.14. Reports by Property Trustee. The Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Declaration as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall, within 60 days after each May 31 following the date of this Declaration deliver to Holders a brief report, dated as of such May 31, which complies with the provisions of such Section 313(a).

      A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which any Preferred Securities are then listed, with the Commission and with the Trust. The Trust will promptly notify the Property Trustee when any Preferred Securities are listed on any stock exchange.

      Section 7.15. Reports to the Property Trustee. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by
Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

      Delivery of such reports, information and documents to the Property Trustee is for informational purposes only and the Property Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust's compliance with any of its covenants hereunder (as to which the Property Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

      Section 7.16. Evidence of Compliance with Conditions Precedent. The Depositor and any Administrative Trustee on behalf of the Trust shall provide to the Property Trustee evidence of compliance with the conditions precedent, if any, provided for in this Declaration that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act.

      Section 7.17. Statements Required in Officers' Certificate and Opinion of Counsel.

      Each Officers' Certificate and Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Declaration shall include:

                  (1) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement that, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact not involving any legal conclusion, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      Section 7.18. Number of Trustees.

      (a) The number of Trustees shall initially be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of Administrative Trustees provided that there be at least one Administrative Trustee. During any period in which the number of Administrative Trustees is more than one, any Administrative Trustees may act on behalf of the Trust.

      (b) If a Trustee ceases to hold office for any reason and a vacancy shall occur, the vacancy shall be filled with a Trustee appointed in accordance with
Section 7.10.

      (c) The death, dissolution, termination, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 7.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Declaration), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Declaration.

      Section 7.19. Delegation of Power.

      (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any natural person over the age of 21 his/her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

      (b) the Administrative Trustees shall have power to delegate from time to time to such of their number, if there is more than one Administrative Trustee, or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

      Section 7.20. Voting. Except as otherwise provided in this Declaration, the consent or vote of the Trustees shall be approved by the Administrative Trustees or, if more than one, by a majority of the Administrative Trustees.

                                  ARTICLE VIII
                           Dissolution and Liquidation

      Section 8.01. Dissolution Upon Expiration Date. Unless earlier dissolved, the Trust shall automatically dissolve on November 16, 2009 (the "Expiration Date").

      Section 8.02. Early Termination. The earliest to occur of any of the following events is an "Early Termination Event," upon the occurrence of which the Trust shall dissolve:

      (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor or an acceleration of the maturity of the Notes pursuant to Section 502 of the Indenture;

      (b) the election of the Depositor to dissolve the Trust and, after satisfaction of creditors as required by applicable law, cause the distribution of a Like Amount of Notes to the Holders of the Trust Securities;

      (c) the redemption, at mandatory redemption or upon the occurrence of a Tax Event, of all of the Trust Securities; and

      (d) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

      The election of the Depositor pursuant to Section 8.02(b) shall be made by the Depositor giving written notice to the Trustees not less than 30 days prior to the date of distribution of the Notes. Such notice shall specify the date of distribution of the Notes and shall be accompanied by an Opinion of Counsel that such event will not be a taxable event to the Holders of the Trust Securities for United States Federal income tax purposes.

      Section 8.03. Termination. The respective obligations and responsibilities of the Trustees and the Trust shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the winding up of the Trust pursuant to Section 8.04 of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders and the filing of the Certificate of Cancellation with the Secretary of State of the State of Delaware.

      Section 8.04. Winding Up.

      (a) If an Early Termination Event specified in clause (a) or (d) of
Section 8.02 occurs or upon the Expiration Date, the Trust shall be wound up by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Notes, subject to Section 8.04(d). If an Early Termination Event specified in clause
(b) occurs, the Trust shall be liquidated by the Trustee on the date of distribution of the Notes specified by the Depositor in its notice delivered pursuant to Section 8.02. Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

            (i) state the Liquidation Date;

            (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Notes; and

            (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for certificates evidencing Notes, or, if Section 8.04(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

      (b) In order to effect the winding up of the Trust and distribution of the Notes to Securityholders, the Property Trustee, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Notes in exchange for the Outstanding Trust Securities Certificates.

      (c) Except where Section 8.02(c) applies, on or after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Notes will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or its agent for exchange,
(iii) the Depositor shall use its best efforts to have the Notes listed on the New York Stock Exchange or such other exchange as the Preferred Securities are then listed and shall take any reasonable action necessary to effect the distribution of the Notes, (iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Notes, accruing interest at the rate then borne by the Notes from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Notes) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Notes upon surrender of Trust Securities Certificates.

      (d) In the event that, notwithstanding the other provisions of this
Section 8.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Notes in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if a Note Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities, and no Liquidation Distribution will be paid to the Holders of the Common Securities unless and until receipt by all Holders of the Preferred Securities of the entire Liquidation Distribution payable in respect thereof.

                                   ARTICLE IX
                                  Mergers, Etc.

      Section 9.01. Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, except as described below. The Trust may, at the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Trust Securities, merge with or into, consolidate, amalgamate, or be replaced by, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank with respect to the payment of Distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Notes, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded, placed under surveillance or review or withdrawn by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially similar to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, transfer or lease, the Depositor and the Property Trustee have received an Opinion of Counsel to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and the Trust (or the successor entity) will continue to be classified as a grantor trust for United States Federal income tax purposes and (viii) the Depositor or any permitted successor assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and this Declaration. Notwithstanding the foregoing, the Trust shall not, except with the consent of all Holders of the Trust Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States Federal income tax purposes or would cause each Holder of Trust Securities not to be treated as owning an undivided beneficial ownership interest in the Notes.

                                    ARTICLE X
                            Miscellaneous Provisions

      Section 10.01. Limitation of Rights of Securityholders. The death, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Declaration, nor dissolve, annul or terminate the Trust, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      Section 10.02. Amendment.

      (a) This Declaration may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, to cure any ambiguity, defect or inconsistency or make any other change which does not adversely affect in any material respect the interests of any Holder of Preferred Securities. Notice of any amendments of this Declaration pursuant to Section 10.02(a) shall be given to the Securityholders.

      (b) Except as provided in Section 10.02(a) and 10.02(c) hereof, any provision of this Declaration may be amended by the Trustees and the Depositor with the consent of Holders of a majority of the aggregate Liquidation Amount of the Outstanding Preferred Securities.

      (c) In addition to and notwithstanding any other provision in this Declaration, without the consent of each affected Securityholder, this Declaration may not be amended to (i) change the amount, timing or currency of any Distribution or Liquidation Distribution on the Trust Securities or otherwise adversely affect the method of payment of any Distribution or Liquidation Distribution required to be made in respect of the Trust Securities as of a specified date; (ii) change the redemption provisions of the Trust Securities; (iii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment contemplated in (i) or (ii) above on or after the related date; (iv) modify the first sentence of Section 2.06 hereof;
(v) authorize or issue any beneficial interest in the Trust other than as contemplated by this Declaration; (vi) change the conditions precedent for the Depositor to elect to dissolve the Trust and distribute the Notes to Holders of Preferred Securities as set forth in Section 8.02; or (vii) affect the limited liability of any Holder of Preferred Securities, and, notwithstanding any other provision herein, without the unanimous consent of the Securityholders, paragraphs (b) and (c) of this Section 10.02 may not be amended.

      (d) Notwithstanding any other provisions of this Declaration, no amendment to this Declaration shall be made without receipt by the Trust of an Opinion of Counsel experienced in such matters to the effect that such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or its exemption from regulation as an "investment company" under the 1940 Act.

      (e) Notwithstanding anything in this Declaration to the contrary, without the consent of the Depositor, this Declaration may not be amended in a manner which imposes any additional obligation on the Depositor.

      (f) In the event that any amendment to this Declaration is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

      (g) In executing any amendment to the Declaration, the Property Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Declaration. Except as contemplated by Section 7.11, a Trustee may, but shall not be obligated to, enter into any amendment to this Declaration which affects the Trustee's own rights, duties or immunities under this Declaration or otherwise.

      Section 10.03. Severability. In case any provision in this Declaration or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 10.04. Governing Law. THIS DECLARATION AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST, THE DEPOSITOR

AND THE TRUSTEES WITH RESPECT TO THIS DECLARATION AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      Section 10.05. Payments Due on Non-Business Day. If the date fixed for any payment on any Trust Security shall be a day which is not a Business Day, then such payment may be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payments shall be made on the immediately preceding Business Day, in each case with the same force and effect as though made on the date fixed for such payment.

      Section 10.06. Successors and Assigns. This Declaration shall be binding upon and shall inure to the benefit of any successor to the Trust or successor Trustee or both, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article V of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

      Section 10.07. Headings. The Article and Section headings are for convenience only and shall not affect the construction of this Declaration.

      Section 10.08. Reports, Notices and Demands. Any report, notice, demand or other communication which by any provision of this Declaration is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of a Preferred Security, to such Holder of a Preferred Security as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Holder of a Common Security or the Depositor, to Public Service Enterprise Group Incorporated, 80 Park Plaza, Newark, New Jersey 07101, Attention: Treasurer, facsimile no.: 973-242-1651. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

      Any notice, demand or other communication which by any provision of this Declaration is required or permitted to be given or served to or upon the Property Trustee, the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (a) with respect to the Property Trustee to Wachovia Bank, National Association, 21 South Street, Morristown, New Jersey 07960, Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee, to Wachovia Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801; and (c) with respect to the Administrative Trustees, to the address above for notices to the Depositor, marked "Attention:
Administrative Trustee of PSEG Funding Trust I c/o Treasurer." Such notice, demand or other communication to or upon the Property Trustee or the Delaware Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Property Trustee or the Delaware Trustee.

      Section 10.09. Agreement Not to Petition. Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article VIII, they shall not file, or join in the filing of, a petition against the Trust under any Bankruptcy Laws or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor or any of the Trustees takes action in violation of this Section 10.09, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor or any of the Trustees, as applicable, against the Trust or the commencement of such action and raise the defense that the Depositor and each of the Trustees has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.09 shall survive the termination of this Declaration.

      Section 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.

      (a) This Declaration is subject to the provisions of the Trust Indenture Act that are required to be part of this Declaration and shall, to the extent applicable, be governed by such provisions.

      (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

      (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Declaration by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Declaration modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Declaration as so modified or excluded, as the case may be.

      (d) The application of the Trust Indenture Act to this Declaration shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

      Section 10.11. Acceptance of Terms of Declaration, Guarantee and Indenture. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS DECLARATION AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS DECLARATION SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

      WITNESS WHEREOF, the undersigned have caused this agreement to be executed as of the day and year first above written.

                                        PUBLIC SERVICE ENTERPRISE GROUP
                                        INCORPORATED, as Depositor

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as Property Trustee

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        WACHOVIA TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Delaware Trustee

                                        By:_____________________________________
                                           Name:
                                           Title:


                                        _______________________________________,
                                        as Administrative Trustee
                                        Name:


                                        _______________________________________,
                                        as Administrative Trustee
                                        Name:


                                        _______________________________________,
                                        as Administrative Trustee
                                        Name:

EXHIBIT A

                              CERTIFICATE OF TRUST

                                       OF

                              PSEG FUNDING TRUST I

      THIS CERTIFICATE OF TRUST of PSEG Funding Trust I (the "Trust"), dated March 18, 2002, is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C.ss.3801 et seq.) (the "Act").

            (i) Name. The name of the statutory trust being formed hereby is PSEG Funding Trust I.

            (ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801.

            (iii) Counterparts. This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

            (iv) Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of Delaware.

      IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

                                        FIRST UNION TRUST COMPANY, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By: ------------------------------------
                                            Name:  Sterling C. Correia
                                            Title: Vice President


                                            Mark G. Kahrer, as Trustee


                                        ----------------------------------------

EXHIBIT B

                      THIS CERTIFICATE IS NOT TRANSFERABLE

THE RECEIPT AND ACCEPTANCE OF A COMMON SECURITY OR ANY INTEREST HEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH COMMON SECURITY OF ALL THE TERMS AND PROVISIONS OF THE DECLARATION AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THE DECLARATION SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

Certificate Number
__-1

Number of Common Securities:
Aggregate Liquidation Amount:

                    Certificate Evidencing Common Securities

                                       of

                              PSEG Funding Trust I

                                Common Securities

                  (liquidation amount $50 per Common Security)

      PSEG Funding Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Public Service Enterprise Group Incorporated (the "Holder") is the registered holder of 284,537 common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated as the Common Securities (liquidation amount $50 per Common Security) (the "Common Securities"). This certificate is, and the Common Securities are, not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of September 10, 2002, as the same may be amended from time to time (the "Declaration"). The Trust will furnish a copy of the Declaration and the Indenture to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

      By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Notes as indebtedness of the Depositor and the Common Securities as evidence of an undivided beneficial interest in the Notes.

      This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

      IN WITNESS WHEREOF, the Trust has executed this certificate this 10th day of September, 2002.

                                        PSEG FUNDING TRUST I


                                        By:_____________________________________
                                           Name:
                                           Title: Administrative Trustee

EXHIBIT C

      THE RECEIPT AND ACCEPTANCE OF A PREFERRED SECURITY OR ANY INTEREST HEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH PREFERRED SECURITY OF ALL THE TERMS AND PROVISIONS OF THE DECLARATION AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THE DECLARATION SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

      [To be included in Book-Entry Preferred Securities Certificate- This Preferred Security is a Book-Entry Preferred Securities Certificate within the meaning of the Declaration previously referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person or entity other than the Depository or its nominee only in the limited circumstances described in the Declaration and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, (55 Water Street, New
York) to PSEG Funding Trust I or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Certificate Number:_____

Number of Preferred Securities:
Aggregate Liquidation Amount:
CUSIP NO.

                   Certificate Evidencing Preferred Securities

                                       of

                              PSEG Funding Trust I


                              Preferred Securities,

                 (liquidation amount $50 per Preferred Security)

      PSEG Funding Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that [For inclusion in Book-Entry Preferred Securities Certificate only - Cede & Co.] [For inclusion in Pledged Preferred Securities - Wachovia Bank, National Association, as Purchase Contract Agent pursuant to the Purchase Contract Agreement] (the "Holder") is the registered holder of 9,200,000 preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the PSEG Funding Trust I 6.25% Preferred Securities (liquidation amount $50 per Preferred Security) (the "Preferred Securities") or such other number of Preferred Securities as is reflected in the Schedule of Increases or Decreases attached hereto. Subject to the terms of the Declaration (as defined below), the Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section
5.04 of the Declaration. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of September 10, 2002, as the same may be amended from time to time (the "Declaration"). The Holder is entitled to the benefits of the Guarantee Agreement entered into by Public Service Enterprise Group Incorporated, a New Jersey corporation, and Wachovia Bank, National Association as guarantee trustee, dated as of September 10, 2002 (as the same may be amended from time to time, the "Guarantee") to the extent provided therein, together with the obligations of Public Service Enterprise Group Incorporated under the Declaration, its Notes and the Indenture related to such Notes. The Trust will furnish a copy of the Declaration, the Guarantee and the Indenture to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

      By acceptance, the Holder agrees to treat, for United States Federal income tax purposes, the Notes as indebtedness of the Depositor and the Preferred Securities as evidence of undivided beneficial interests in the Notes.

      This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

      Capitalized terms used herein but not otherwise defined shall have the respective meanings assigned thereto in the Declaration.

      IN WITNESS WHEREOF, the Trust has executed this certificate this 10th day of September, 2002.

                                        PSEG FUNDING TRUST I


                                        By:_____________________________________
                                           Name:
                                           Title:  Administrative Trustee

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers to:

(Insert assignee's social security or tax identification number)

(Insert address and zip code of assignee)

__________ Preferred Securities represented by this Preferred Securities Certificate and irrevocably appoints agent to transfer said Preferred Securities on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

               [TO BE ATTACHED TO BOOK-ENTRY PREFERRED SECURITIES
                  CERTIFICATE AND PLEDGED PREFERRED SECURITIES]
                       SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this [Book-Entry Preferred Securities Certificate] [Pledged Preferred Security] have been made:


                Amount of increase      Amount of decrease     Aggregate number of
                in aggregate number    in aggregate number    Preferred Securities
                   of Preferred            of Preferred           evidenced by
                    Securities              Securities          this [Book-Entry
                 evidenced by this      evidenced by this     Preferred Securities
                    [Book-Entry       [Book-Entry Preferred       Certificate]           Signature of
               Preferred Securities         Securities         [Pledged Preferred     authorized officer
                   Certificate]            Certificate]             Security]         of Property Trustee
                [Pledged Preferred      [Pledged Preferred       following such          or Securities
Date                 Security]              Security]]        decrease or increase         Custodian
---------------------------------------------------------------------------------------------------------